UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2012
_________________

LINKWELL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-24977	65-1053546

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1104 Jiatang Road, Jiading District, Shanghai, China	201807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(86) 21-5566-6258

 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 30, 2012, Linkwell Corporation filed a Current Report on Form 8-K related to a share exchange agreement we entered into to acquire Metamining Nevada, Inc., a Nevada corporation (“Metamining Nevada”) from Metamining Inc., an unrelated third party. This Form 8-K/A is filed to provide the financial statements and other information required under Item 9.01 of Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited financial statements of Metamining Nevada as of December 31, 2011and for the period from March 30, 2011 (inception of Metamining Nevada) to December 31, 2011 are filed herein under Exhibit 99.1.

(b)           Pro-forma Financial Information.

The unaudited pro forma balance sheets as of December 31, 2011 and unaudited pro forma income statements for the year ended December 31, 2011giving effect to the acquisition of Metamining Nevada are filed herein under Exhibit 99.2.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
3.10	Articles of Amendment to the Articles of Incorporation containing the designations, rights and preferences of the Series C Convertible Preferred Stock.**
4.1	Series C Common Stock Purchase Warrant issued to Metamining Inc.**
10.9	Share Exchange Agreement dated March 30, 2012 by and among Linkwell Corporation, Metamining Nevada Inc. and Metamining Inc.**
10.10	Purchase and Sale Agreement (Agreement No. NV01) dated April 15, 2011 by and between Little Valley Group, LLC and Metamining Inc.**
10.11	Purchase and Sale Agreement (Agreement No. NV02) dated April 15, 2011 by and between Greater Nevada Ranches, LLC and Metamining Inc.**
10.12	Purchase and Sales Agreement (Agreement No. NV03) dated April 15, 2011 by and between Western Resource Group, LLC and Metamining Inc.**
99.1	Audited Financial Statements of Metamining Nevada as of and for the year ended December 31, 2011. *
99.2	Unaudited pro forma balance sheets as of December 31, 2011, and unaudited pro forma income statement for the year ended December 31, 2011. *

*           Filed herewith.
**           Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linkwell Corporation

Date: May 11, 2012	By:	/s/ Xuelian Bian
Xuelian Bian
President and Chief Executive Officer